FOR IMMEDIATE RELEASE

CONTACT
Nigel Ekern
Chief Administrative Officer
Net Perceptions, Inc.
(203) 428-2040
nekern@kanders.com

                  NET PERCEPTIONS, INC. ANNOUNCES 2004 RESULTS

STAMFORD, CONNECTICUT -- March 31, 2005 -- Net Perceptions, Inc. (OTC:NETP.PK) today announced financial results for the quarter and fiscal year ended December 31, 2004. Net Perceptions reported $30,000 in revenues for the fourth quarter of 2004 and $0.9 million in revenues for the fiscal year ended December 31, 2004, compared to $0.6 million and $2.6 million during the comparable periods of 2003. Net loss for the fourth quarter of 2004 was $0.4 million or $0.01 per diluted share compared to a net loss of $1.0 million or $0.03 per diluted share during the comparable period of 2003. Net loss for the fiscal year ended December 31, 2004 was $61,000 or $0.00 per diluted share compared to a net loss of $5.3 million or $0.19 per diluted share during the comparable period of 2003.

As of December 31, 2004, Net Perceptions' cash and cash equivalents were $14.4 million (or $0.50 gross cash per share) compared to $11.9 million as of December 31, 2003. Gross cash per share at December 31, 2004 equals cash and cash equivalents of $14.4 million divided by 28.9 million common shares outstanding. Net Perceptions has provided this Non-GAAP measure because it believes that it is useful to investors assessing the extent of Net Perceptions' assets available for redeployment. Net Perceptions is unaware of any comparable GAAP measure.

Net Perceptions estimates that it has available federal net operating loss carry-forwards of approximately $121.4 million and research and development credit carry-forwards of approximately $151,000 which expire in varying amounts beginning in the year 2011, to the extent not limited under Section 382 of the Internal Revenue Code.

Nigel Ekern, Net Perceptions' Chief Administrative Officer stated, "We continue our efforts to identify and evaluate suitable acquisition and merger opportunities as part of our strategy to redeploy our cash and utilize our NOL's, to the extent available. Separately, although we expect personnel-related and other general and administrative expenses to decline in 2005 from the 2004 levels, costs associated with continuing to remain a public reporting company may offset this decrease."

Net Perceptions does not currently intend to hold conference calls to discuss quarterly earnings releases unless and until it consummates an acquisition in connection with its redeployment strategy. At such time, management plans to resume holding quarterly conference calls to review earnings and Net Perceptions' operating performance.

Net Perceptions, formerly a provider of software business solutions, is seeking to redeploy its assets and use its cash and cash equivalent assets to enhance stockholder value.

                               -----------------

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934. Information in this release includes Net Perceptions' beliefs, expectations, intentions and strategies regarding Net Perceptions, its future and its products and services. Assumptions relating to the forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risks including our inability to execute successfully our planned effort to redeploy our assets to enhance stockholder value and the unavailability of our net operating loss carry forward. Net Perceptions cannot guarantee its future performance. All forward-looking statements contained in this release are based on information available to Net Perceptions as of the date of this release and Net Perceptions assumes no obligation to update the forward-looking statements contained herein.

For further information regarding the risks and uncertainties in connection with Net Perceptions' business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Factors That May Affect Our Future Results" sections of Net Perceptions' filings with the Securities and Exchange Commission, including but not limited to, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained at our web site at http://www.NetPerceptions.com or the SEC's web site at http://www.sec.gov.

                              NET PERCEPTIONS, INC.
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              DECEMBER 31,
                                                         ----------------------
                                                            2004         2003
                                                         ---------    ---------

              ASSETS
Current assets:
  Cash and cash equivalents                              $  14,444    $  11,932

  Accounts receivable, net                                      --          355
  Prepaid expenses and other current assets                     40          481
                                                         ---------    ---------
   Total current assets                                     14,484       12,768
Other assets                                                   239           35
                                                         ---------    ---------
   Total assets                                          $  14,723    $  12,803
                                                         =========    =========

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accrued liabilities                                    $     178    $     751
  Deferred revenue                                              --          380
  Accrued restructuring costs                                   --           37
                                                         ---------    ---------
   Total current liabilities                                   178        1,168
Note Payable                                                 2,517           --
                                                         ---------    ---------
   Total liabilities                                         2,695        1,168
                                                         ---------    ---------

Commitments and contingencies (Note 9)

  Stockholders' equity:
  Preferred stock -- $.0001 par value; 5,000 shares
    authorized; none issued                                     --           --
  Common stock -- $.0001 par value; 100,000 shares
    authorized; 29,282 and 28,145 shares issued and
    28,574 and 28,145 oustanding at December 31, 2004 and
    2003 respectively,                                           2            2
  Additional paid-in capital                               234,350      233,761
  Unearned stock compensation                                 (135)          --
  Accumulated deficit                                     (222,189)    (222,128)
                                                         ---------    ---------
   Total stockholders' equity                               12,028       11,635
                                                         ---------    ---------
   Total liabilities and stockholders' equity            $  14,723    $  12,803
                                                         =========    =========

                              NET PERCEPTIONS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       THREE MONTHS             YEARS ENDED
                                                    ENDED DECEMBER 31,          DECEMBER 31,
                                                  ---------------------     ---------------------
                                                    2004         2003         2004         2003
                                                  --------     --------     --------     --------
REVENUES:
 Product revenues ............................    $     --     $    354     $    405     $    962
 Services and maintenance ....................          30          231          522        1,622
                                                  ---------------------     ---------------------
  Total revenues .............................          30          617          927        2,584

COST OF REVENUES:
 Product costs ...............................          --            4           --           12
 Services and maintenance costs ..............           4          120          220          755
                                                  ---------------------     ---------------------
  Total cost of revenues .....................           4          124          220          767
                                                  ---------------------     ---------------------
GROSS MARGIN .................................          26          493          707        1,817
                                                  ---------------------     ---------------------

OPERATING EXPENSES:

 Sales and marketing .........................          --            3           --        1,347
 Research and development ....................          --          496          250        2,112
 General and administrative ..................         332          981        2,428        2,261
 Gain on sale of patents .....................          --           --       (1,800)          --
 Restructuring related charges and impairments          --           --           (7)          --
                                                  ---------------------     ---------------------
 Total operating expenses ....................         332        1,480          871        7,971

OPERATING LOSS ...............................        (306)        (987)        (164)      (6,154)

OTHER INCOME (EXPENSE), NET ..................         (50)          22          103          801
                                                  ---------------------     ---------------------
NET LOSS .....................................    $   (356)    $   (965)    $    (61)    $ (5,293)
                                                  =====================     =====================

Net loss per common share:
  Basic and diluted ..........................    $  (0.01)    $  (0.03)    $  (0.00)    $  (0.19)

Weighted average shares outstanding:
  Basic and diluted ..........................      28,918       28,143       28,574       27,683

                              NET PERCEPTIONS, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                          YEAR ENDED DECEMBER 31,
                                                                                          -----------------------
                                                                                             2004         2003
                                                                                           --------     --------
Cash flows from operating activities:
  Net loss                                                                                 $    (61)    $ (5,293)
  Reconciliation of net loss to net cash used by operating activities:
   Depreciation and amortization                                                                 --          484
   Provision for doubtful accounts                                                              (22)         (54)
    Amortization of debt issuance costs                                                          49           --
    Amortization of discount on notes payable                                                    40           --
    Stock based compensation                                                                    245           --
    Restructuring related charges and impairments                                                (7)       2,251
   Impairment of goodwill and other intangibles                                                  --           --
   Amortization of premiums on investments                                                       --          183
    Changes in assets and liabilities:
     Accounts receivable                                                                        377           88
     Prepaid expenses and other current assets                                                  441          146
     Other assets                                                                                35          690
     Accounts payable                                                                            --          (52)
     Accrued liabilities                                                                       (573)      (6,993)
     Deferred revenue                                                                          (380)        (370)
     Other liabilities                                                                          (30)        (510)
                                                                                           --------     --------
       Net cash provided by (used in) operating activities                                      114       (9,430)
                                                                                           --------     --------
Cash flows from investing activities:
  Purchases of short-term investments and marketable securities                                  --      (16,121)
  Sales and maturities of short-term investments and marketable securities                       --       39,046
                                                                                           --------     --------
       Net cash provided by investing activities                                                 --       22,925
                                                                                           --------     --------
Cash flows from financing activities:
  Proceeds from issuance of stock under employee stock purchase plan                             --           12
  Proceeds from exercise of stock options and warrants, net of stock repurchases                153          894
  Cash distribution to stockholders                                                              --      (42,198)

  Proceeds from issuance of convertible subordinate note, net of offering costs of $288       2,245           --
  Principal payments under capital lease obligations and notes payable                           --           --
                                                                                           --------     --------
       Net cash (used in) provided by financing activities                                    2,398      (41,292)
                                                                                           --------     --------
Net (decrease) increase in cash and cash equivalents                                          2,512      (27,797)
Cash and cash equivalents at beginning of year                                               11,932       39,729
                                                                                           --------     --------
Cash and cash equivalents at end of year                                                   $ 14,444     $ 11,932
                                                                                           ========     ========